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                                                                   Exhibit 10.61

                 AGREEMENT REGARDING CHANGE IN EMPLOYMENT STATUS

         This Agreement Regarding Change In Employment Status ("Agreement") is made this 12th day of July, 2001, by and between JOHN K. LA RUE, ("Employee") and PAC-WEST TELECOMM, INC., its members, officers, directors, lawyers, employers, successors, and assigns ("Employer").

                                    RECITALS
                                    --------

         A Employee founded Employer and has served as an employee and officer of Employer continuously since that time.

         B. Employee and Employer have mutually agreed to a reduction in the responsibilities and compensation of Employee as set forth in this Agreement commencing as of August 1, 2001 ("Effective Date").

                                    AGREEMENT
                                    ---------

         1. Employee hereby resigns as a corporate officer of Employer as of the Effective Date.

         2. Until the Effective Date, the terms and conditions of Employee's employment shall be the same as those under which Employee was employed at July 1, 2001.

         3. From and after the Effective Date, Employee's employment shall be on the following terms:

         A. Employee's title shall be Vice President and Founder but Employee shall not be a corporate officer.

         B. Employee shall work at least one day per week for Employer on average as mutually agreed but shall not be required to exceed 52 days over twelve consecutive months in the absence of mutual agreement.

         C. Employee shall be provided with an office at Employer's Coronado Avenue campus and shall have access to all company facilities and equipment on the same basis as existed prior to the date of this Agreement.

         D. Employee's job responsibilities will be to (1) work on projects as assigned by the CEO or President\COO; (2) serve as technical advisor to the soon to be appointed Network Operations Vice President; (3) consult and make suggestions on methods to improve Employer's processes and reduce its cost structure; (4) provide technical and architectural support for Employer's network and be available, within the limits specified herein, to support network maintenance and restoration of service in the event of network failures; and (5) participate in think tank activities in the areas of (a) product and service development, (b) network design and development and (c) contract negotiations with network suppliers.

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         E.  Employer shall provide Employee with mutually agreed upon support staff for at least 60 days following the Effective Date.

         4. Until the Effective Date, Employee shall be compensated on the same basis as he has been compensated prior to the date of this Agreement. As of the Effective Date Employee shall be compensated at the reduced rate of $5000.00 per month payable in accordance with regular company payroll practices.

         5. Employee shall be provided, at Employer's expense, with personal and dependent health care, dental and vision benefits equivalent to coverage existing prior to the date of this Agreement.

         6. Employee shall continue to be provided with the use of the company vehicle he is using at the date of this Agreement (or a comparable vehicle in the event of replacement) on the same terms as such vehicle has been provided prior to the date of this Agreement. Title to the vehicle shall be transferred to Employee at no cost to Employee as of the Termination Date.

         7. For a period of three years from the Effective Date, Employer shall, at Employer's expense, provide Employee with the level of telephone, cellular telephone and paging service provided to Employee by or through Employer at all locations prior to the date of this Agreement.

         8. Employer agrees to transfer title to Truck #31 to Employee for $6,000.00, at Employee's request made at any time after the Effective Date.

         9. On July 31, 2001, in addition to Employee's regular payroll check for work performed prior to such date, Employer shall make a lump sum payment to Employee equivalent to five months of Salary at Employee's rate of pay existing prior to the date of this Agreement plus the full amount of Employee's target bonus for the year as established prior to the date of this Agreement plus the full value of Employee's accrued vacation at payroll rates and subject to policies of Employer existing prior to the date of this Agreement.

         10. Employer hereby agrees to indemnify and defend Employee, at Employer's expense, against any existing or future lawsuits or other liabilities related to the company or its activities concerning matters which occurred or are alleged to have occurred during, or arose out of, Employee's service as an officer or employee of Employer prior to the date of this Agreement and any such matters which may occur or be alleged to occur during the term of this Agreement.

         11. As of the Termination Date of this Agreement, Employer shall cause all existing and any future stock options granted to Employee by Employer, which have not then vested to immediately become fully vested at the Termination Date.

         12. Employer and Employee mutually desire that the change in Employee's status take place in a positive manner so as to preserve the corporate good will and reputation of the Employer, and the good will and reputation of the Employee within the telecommunications and business communities as well as in the geographic communities in which the company does business. All formal external public announcements and all formal internal announcements with

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respect to the change in Employee's status and the circumstances pertaining thereto shall be jointly approved by the parties. The parties shall use their best efforts to speak positively about one another at all times and to refrain from making unfounded disparaging comments regarding one another to the public or to other employees of Employer. Nothing contained in this section shall preclude Employee from the proper performance of his duties as a director of Employer.

         13. This Agreement is for a term commencing on its execution and ending July 31, 2002, unless extended by a written document executed on behalf of both Employer and Employee. This Agreement may be terminated prior to July 31, 2002, by mutual agreement of the parties or, upon the giving of 30 days prior written notice, by the unilateral action of either party in the event of a material breach of this Agreement by the other party. The date of termination of this agreement whether by expiration of its original or any extended term, by mutual written agreement of the Parties, or by unilateral action due to breach, shall be referred to as the "Termination Date".

         14. Employer's obligations under Sections 6 (to transfer title) through 11, inclusive, of this Agreement shall survive the Termination Date regardless of the cause of termination. Employer's obligations pursuant to Sections 4 and 5 of this Agreement shall cease as of the Termination Date if the cause of termination is material breach by Employee or expiration of the full or any extended term, but subject to applicable COBRA rights of Employee with respect to Section 5 benefits.

         15. EMPLOYER AND EMPLOYEE ACKNOWLEDGE THAT THEY HAVE EACH CONSIDERED AND DECIDED AGAINST RETENTION OF INDEPENDENT LEGAL REPRESENTATION IN THE NEGOTIATION AND PREPARATION OF THIS AGREEMENT. INSTEAD, THEY HAVE JOINTLY REQUESTED NEUMILLER & BEARDSLEE, A PROFESSIONAL CORPORATION TO REDUCE THEIR PREVIOUSLY NEGOTIATED AGREEMENT TO WRITING. THIS DECISION HAS BEEN MADE NOTWITHSTANDING THE FACT THAT NEUMILLER & BEARDSLEE (A) HAS DISCLOSED THE FACT OF ITS PRIOR LEGAL REPRESENTATION OF EACH PARTY TO THE OTHER, (B) HAS INDICATED IT WILL NOT UNDERTAKE RESPONSIBILITY TO INDEPENDENTLY RAISE OR ADVISE WITH RESPECT TO ADDITIONAL ISSUES TO BE NEGOTIATED IN THE COURSE OF REDUCING THE PRIOR AGREEMENT OF THE PARTIES TO WRITING, (C) HAS INFORMED EACH PARTY THAT IT WILL NOT BE ABLE TO REPRESENT EITHER PARTY IN THE EVENT OF A DISPUTE OVER THIS AGREEMENT, (D) HAS ADVISED EACH PARTY THAT HAVING JOINT REPRESENTATION WILL RESULT IN WAIVER OF THE ATTORNEY CLIENT PRIVILEGE SUCH PARTY WOULD HAVE IF HE OR IT CONSULTED WITH SEPARATE COUNSEL, AND (E) HAS ADVISED EACH PARTY TO RETAIN INDEPENDENT COUNSEL TO ASSIST WITH THE NEGOTIATION AND PREPARATION OF THIS AGREEMENT AND TO ASSIST IN EVALUATING WHETHER TO HAVE NEUMILLER & BEARDSLEE PREPARE IT PURSUANT TO THEIR JOINT DIRECTION. BY SIGNING THIS AGREEMENT, EACH PARTY, FOR THE BENEFIT OF THE OTHER PARTY, WAIVES ANY OBJECTION OR DEFENSE TO THE PERFORMANCE AND ENFORCEABILITY OF THIS AGREEMENT ARISING OUT OF THEIR DECISION NOT TO OBTAIN INDEPENDENT COUNSEL

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AND EACH PARTY KNOWINGLY CONSENTS, FOR THE BENEFIT OF NEUMILLER & BEARDSLEE, TO
THE TERMS AND LIMITATIONS OF REPRESENTATION BY NEUMILLER & BEARDSLEE AS DESCRIBED HEREIN.

         16. Any disputes between the parties to this Agreement shall be resolved by binding arbitration before a single arbitrator appointed by the American Arbitration Association ("AAA") pursuant to the AAA rules applicable to arbitration of commercial disputes over employment agreements. The award of the arbitrator shall be final and judgment may be entered upon it. The award of the arbitrator may, at the discretion of the arbitrator, include an award of attorney fees and costs to the prevailing party.

         17. This Agreement constitutes the entire Agreement and understanding among the parties and supersedes and pre-empts any prior understandings, agreements, or representations by or among the parties, written or oral, which may have related to the subject matters hereto in any way.

EMPLOYEE:
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/s/ John K. La Rue
---------------------------------------------
JOHN K. LA RUE



EMPLOYER:
--------

PAC-WEST TELECOMM, INC, a
California corporation

By: /s/ Wallace W. Griffin
    ------------------------------------------

Title: Chairman and CEO
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